Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.
401 Edgewater Place • Suite 200 • Wakefield, Massachusetts 01880-6210 • (781) 557-1300 • www.franklinstreetproperties.com
Contact: John Demeritt 877-686-9496	FOR IMMEDIATE RELEASE

FRANKLIN STREET PROPERTIES CORP. ANNOUNCES
FIRST QUARTER 2010 RESULTS

Wakefield, MA—May 4, 2010—Franklin Street Properties Corp. (the “Company”, “FSP”, “we” or “our”) (NYSE Amex:  FSP), an investment firm specializing in real estate, announced today Funds From Operations (FFO) of $16.7 million or $0.21 per share for the first quarter ended March 31, 2010.  The Company also announced Net Income of $5.6 million and Earnings Per Share (EPS) of $0.07 for the first quarter and provided an update on other activities.

The Company evaluates its performance based on Net Income, EPS, FFO, Gains on Sales (GOS) and FFO+GOS, and believes each is an important measure.  A reconciliation of Net Income to FFO and FFO+GOS, which are non-GAAP financial measures, is provided on page 4 of this press release.

(in 000's except per share data)	Three Months Ended March 31,
	2010	2009	Increase (Decrease)

Net Income	$5,562	$7,808	$(2,246)

FFO	$16,650	$17,338	$(688)
GOS	-	-	-
FFO+GOS	$16,650	$17,338	$(688)
Per Share Data:
EPS	$0.07	$0.11	$(0.04)
FFO	$0.21	$0.25	$(0.04)
GOS	$-	$-	$-
FFO+GOS	$0.21	$0.25	$(0.04)

Weighted ave shares (diluted)	79,681	70,481	9,200

Comparing results for the first quarter of 2010 to 2009, Net Income and EPS decreased $2.2 million or $0.04 per share, FFO decreased $0.7 million or $0.04 per share and FFO+GOS decreased $0.7 million or $0.04 per share.  The decrease in FFO was primarily attributable to a decrease in real estate FFO of $1.0 million and was partially offset by an increase in investment banking FFO of $0.3 million.   The decrease in real estate FFO consisted of approximately $0.8 million as a result of decreased occupancy in the real estate portfolio at March 31, 2010 compared to March 31, 2009; and $0.2 million from decreases in distributions received from investments in our non-consolidated REITs.  The increase from investment banking resulted from greater sales of securities by our investment bank, which were $2.1 million in the first quarter of 2010 as compared to $0.2 million by our investment bank for the first quarter of 2009.  Revenue from our investment bank is primarily based on the value of securities sales.  There was no GOS during the first quarter of 2010 or 2009.

George J. Carter, President and CEO, commented as follows:

“For the first quarter of 2010, FSP's profits as represented by FFO + GOS totaled approximately $16.7 million or $0.21 per share, down $2.8 million from the fourth quarter of 2009.  Dividend distributions declared for the first quarter of 2010, which are payable on May 20, 2010, will be approximately $15.1 million or $0.19 per share.

For 2010, FSP's profit results are likely to have more quarter-to-quarter variability than 2009.  The transactional nature, success and timing of our re-leasing efforts of existing vacancy and upcoming lease-roll in the portfolio will interplay with the timing of new property acquisitions and the capital closings of private placement offerings through our investment bank to affect FFO levels.

Our real estate portfolio of 32 properties continued to provide steady rental income during the first quarter with occupancy rising to 85.4% from 84.4% in the previous quarter.  Several of our office properties have significant lease-roll in 2010 and, as a consequence, we expect occupancy and rental income for the year from those properties to be lower.  However, we anticipate positive re-leasing efforts in 2010 for all of these properties, and during the first quarter we saw strong prospective new tenant activity for all of them.  Since 2010 is such a large lease-roll year for FSP, we anticipate updating our leasing progress from time to time outside of regular quarterly earnings releases.  Successful leasing efforts during the course of 2010 should position FSP for a more modest vacancy/lease roll picture in 2011, 2012 and 2013 with potentially meaningful rental income growth in those years from the existing portfolio.

New property acquisition efforts in the first quarter of 2010 were vigorous with FSP working on several potential additions to its portfolio.  While no new properties were purchased in the period, we anticipate current and future activity to produce additional acquisitions of properties for the FSP portfolio this year.  While pricing for new property acquisitions remained attractive during the first quarter, there are more buyers in the market now compared to the last two years and, consequently, the pricing of quality well-leased properties has firmed somewhat from 2008/2009 levels.  New property acquisitions, when completed, are anticipated to provide additional accretive rental income to the FSP profit picture.

During the first quarter of 2010, our investment banking group completed capital closings totaling only $2.1 million, and consequently operated at a loss of $0.5 million or about $0.01 per share.  While we believe that general investor confidence and interest in commercial real estate investing continues to slowly improve, capital-raising efforts over any specific period of time remain choppy and unpredictable.  In addition, the timing of property acquisition opportunities that could be attractive for our syndication business is unpredictable.  For full year 2009, our investment banking group raised equity capital totaling about $40.4 million.  We are optimistic that business for full year 2010 will show increases over 2009.

FSP did not list for sale any of its properties during the first quarter of 2010. Generally speaking, we continue to find the property sales environment challenged relative to both liquidity and pricing. However, in a continuation of the commercial property sales market improvement witnessed in the second half of 2009, the first quarter of 2010 seemed to develop more buying interest from a broader spectrum of potential investors, even though the number of completed transactions remained low by historical standards.  We believe that both improving office property fundamentals as well as plentiful and attractive financing availability will likely be required to meaningfully improve the market place for property dispositions.  As an important part of our total return strategy, it will be FSP's objective to be active in property dispositions once the improving part of the real estate cycle fully re-establishes itself.

We believe that FSP continues to be in an excellent environment to position itself for meaningful future growth in profits and dividends.  Our company will continue to use its capabilities and conservative financial structure to take advantage of real estate investment opportunities that are presenting themselves as a result of the current cyclical downturn in the economy and commercial property market.  We are looking forward to the balance of 2010 with optimism.”

Dividend Announcement

On April 16, 2010, the Company announced that its Board of Directors declared a regular quarterly dividend for the three months ended March 31, 2010 of $0.19 per share of common stock payable on May 20, 2010 to stockholders of record on April 30, 2010.

Real Estate Update

Supplementary Schedules D & E provide property information for our continuing real estate portfolio of 32 properties and for three non-consolidated REITs that we have interests in as of March 31, 2010.  The Company will also be filing a supplemental information package that will provide stockholders and the financial community with additional operating and financial data.  The Company will file this supplemental information package with the SEC and make it available on its website at www.franklinstreetproperties.com.

A reconciliation of Net Income to FFO and FFO+GOS is shown below and definitions of FFO and FFO+GOS are provided on Supplementary Schedule H.  We believe FFO is used broadly throughout the real estate investment trust (REIT) industry as a measurement of performance and is generally calculated in a similar manner to our calculation.  We also believe that FFO+GOS is an important measure as it considers investment performance.

Reconciliation of Net Income to FFO and FFO+GOS:
	Three Months Ended
	March 31,
(In thousands, except per share amounts)	2010	2009

Net income	$5,562	$7,808
GAAP (income) loss from non-consolidated REITs	(253)	(792)
Distributions from non-consolidated REITs	1,407	1,615
Depreciation of real estate & intangible amortization	9,934	8,707
Funds From Operations (FFO)	16,650	17,338
Plus gains on sales of assets (GOS)	-	-
FFO+GOS	$16,650	$17,338

Per Share Data
EPS	$0.07	$0.11
FFO	$0.21	$0.25
GOS	$-	$-
FFO+GOS	$0.21	$0.25

Weighted average shares (basic and diluted)	79,681	70,481

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.franklinstreetproperties.com.  We routinely post information that may be important to investors in the Investor Relations section of our website.  We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

A conference call is scheduled for May 5, 2010 at 10:00 a.m. (ET) to discuss the first quarter 2010 results. To access the call, please dial 1-866-713-8395, passcode 28698751.  Internationally, the call may be accessed by dialing 1-617-597-5309, passcode 28698751. To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company's website, www.franklinstreetproperties.com at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on achieving current income and long-term growth through investments in commercial properties. FSP operates in two business segments: real estate operations and investment banking/investment services. The majority of FSP's property portfolio is suburban office buildings, with select investments in certain central business district properties. FSP's subsidiary, FSP Investments LLC (member, FINRA and SIPC), is a real estate investment banking firm and a registered broker/dealer. FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes. To learn more about FSP please visit our website at www.franklinstreetproperties.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  This press release may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements.  Accordingly, readers are cautioned not to place undue reliance on forward-looking statements.  Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, economic conditions in the United States, disruptions in the debt markets, economic conditions in the markets in which we own properties, changes in the demand by investors for investment in Sponsored REITs (as defined in our Annual Report on Form 10-K for the year ended December 31, 2009), risks of a lessening of demand for the types of real estate owned by us, changes in government regulations, and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments.  See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2009, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission.  Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.
Earnings Release
Supplementary information
Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Quarterly Information	F
Largest 20 Tenants – FSP Owned Portfolio	G
Definition of Funds From Operations (FFO) and FFO+GOS	H

Franklin Street Properties Corp. Financial Results
Supplementary Schedule A
Condensed Consolidated Income Statements
(Unaudited)

	For the Three Months Ended March 31,
(in thousands, except per share amounts)	2010	2009

Revenue:
Rental	$30,799	$29,818
Related party revenue:
Syndication fees	121	10
Transaction fees	146	28
Management fees and interest income from loans	533	545
Other	9	18
Total revenue	31,608	30,419

Expenses:
Real estate operating expenses	7,973	7,280
Real estate taxes and insurance	5,246	4,829
Depreciation and amortization	9,219	7,914
Selling, general and administrative	2,171	2,008
Commissions	114	130
Interest	1,652	1,577

Total expenses	26,375	23,738

Income before interest income, equity in earnings of
non-consolidated REITs and taxes	5,233	6,681
Interest income	8	36
Equity in earnings of non-consolidated REITs	253	792

Income before taxes on income	5,494	7,509
Taxes on income	(68)	(299)

Net income	$5,562	$7,808

Weighted average number of shares outstanding,
basic and diluted	79,681	70,481

Net income per share, basic and diluted	$0.07	$0.11

Franklin Street Properties Corp. Financial Results
Supplementary Schedule B
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,
(in thousands, except share and par value amounts)	2010	2009
Assets:
Real estate assets, net	916,955	921,833
Acquired real estate leases, less accumulated amortization
of $35,636 and $34,592, respectively	41,783	44,757
Investment in non-consolidated REITs	91,787	92,910
Assets held for syndication, net	2,791	4,827
Cash and cash equivalents	22,815	27,404
Restricted cash	50	334
Tenant rent receivables, less allowance for doubtful accounts
of $1,000 and $620, respectively	1,385	1,782
Straight-line rent receivable, less allowance for doubtful accounts
of $100 and $100, respectively	14,215	10,754
Prepaid expenses	2,236	2,594
Related party mortgage loan receivable	41,325	36,535
Other assets	870	844
Office computers and furniture, net of accumulated depreciation
of $1,267 and $1,233, respectively	350	384
Deferred leasing commissions, net of accumulated amortization
of $5,350, and $4,995, respectively	15,752	10,808
Total assets	$1,152,314	$1,155,766

Liabilities and Stockholders’ Equity:
Liabilities:
Bank note payable	$119,968	$109,008
Term loan payable	75,000	75,000
Accounts payable and accrued expenses	20,467	23,787
Accrued compensation	274	1,416
Tenant security deposits	1,696	1,808
Other liabilities: derivative termination value	1,995	2,076
Acquired unfavorable real estate leases, less accumulated amortization
of $2,698, and $2,492, respectively	5,137	5,397
Total liabilities	224,537	218,492

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	-	-
Common stock, $.0001 par value, 180,000,000 shares authorized, 79,680,705 and 79,680,705 shares issued and outstanding, respectively	8	8
Additional paid-in capital	1,003,712	1,003,713
Accumulated other comprehensive loss	(1,995)	(2,076)
Accumulated distributions in excess of accumulated earnings	(73,948)	(64,371)
Total stockholders’ equity	927,777	937,274
Total liabilities and stockholders’ equity	$1,152,314	$1,155,766

Franklin Street Properties Corp. Financial Results
Supplementary Schedule C
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the Three Months Ended March 31,
(in thousands)	2010	2009
Cash flows from operating activities:

Net income	$5,562	$7,808
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	9,284	7,981
Amortization of above market lease	716	793
Equity in earnings of non-consolidated REITs	(253)	(792)
Distributions from non-consolidated REITs	1,407	1,615
Increase in bad debt reserve	380	86
Changes in operating assets and liabilities:
Restricted cash	284	-
Tenant rent receivables, net	17	159
Straight-line rents, net	(1,020)	(374)
Prepaid expenses and other assets, net	265	(171)
Accounts payable and accrued expenses	(3,917)	(3,154)
Accrued compensation	(1,142)	(1,404)
Tenant security deposits	(112)	(79)
Payment of deferred leasing commissions	(5,566)	(162)
Net cash provided by operating activities	5,905	12,306
Cash flows from investing activities:
Purchase of real estate assets, office computers and furniture	(3,529)	(3,295)
Changes in deposits on real estate assets	-	1,300
Investment in related party mortgage loan receivable	(4,790)	(3,600)
Investment in assets held for syndication, net	2,005	86
Net cash used in investing activities	(6,314)	(5,509)
Cash flows from financing activities:
Distributions to stockholders	(15,139)	(13,391)
Proceeds from equity offering, net	(1)	-
Borrowings under bank note payable	10,960	5,000
Net cash used in financing activities	(4,180)	(8,391)
Net decrease in cash and cash equivalents	(4,589)	(1,594)
Cash and cash equivalents, beginning of period	27,404	29,244
Cash and cash equivalents, end of period	$22,815	$27,650

Franklin Street Properties Corp. Earnings Release
Supplementary Schedule D
Real Estate Portfolio Summary Information
(Unaudited & Approximated)

Commercial portfolio lease expirations (1)
As of March 31, 2010
	Total	% of
Year	Square Feet	Portfolio
2010	732,934	12.3%
2011	460,349	7.8%
2012	439,496	7.4%
2013	361,867	6.1%
2014	585,420	9.9%
2015	482,830	8.1%
Thereafter (2)	2,879,403	48.4%
	5,942,299	100.0%

(1)	Percentages are determined based upon square footage of expiring commercial leases.
(2)	Includes 867,325 square feet of current vacancies.

(dollars & square feet in 000's)	As of March 31, 2010
	# of		% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Texas	7	$227,269	24.8%	1,488	25.1%
Virginia	5	161,113	17.6%	940	15.8%
Colorado	4	127,199	13.9%	792	13.3%
Georgia	1	75,034	8.2%	387	6.5%
Missouri	3	71,748	7.8%	477	8.0%
Maryland	2	61,224	6.7%	424	7.1%
Florida	1	47,881	5.2%	213	3.6%
Indiana	1	36,405	4.0%	205	3.4%
Illinois	1	29,772	3.2%	177	3.0%
California	2	21,337	2.3%	182	3.1%
Michigan	1	14,771	1.6%	215	3.6%
Washington	1	14,661	1.6%	117	2.0%
Minnesota	1	14,537	1.6%	153	2.6%
North Carolina	2	14,004	1.5%	172	2.9%
	32	$916,955	100.0%	5,942	100.0%

Property by type:
(dollars & square feet	As of March 31, 2010
in 000's)	# of		% of	Square	% of
Type	Properties	Investment	Portfolio	Feet	Portfolio
Office	31	911,957	99.5%	5,843	98.3%
Industrial	1	4,998	0.5%	99	1.7%
	32	$916,955	100.0%	5,942	100.0%

Franklin Street Properties Corp. Earnings Release
Supplementary Schedule E
Portfolio and Other Supplementary Information
(Unaudited & Approximated)

Capital Expenditures
Owned Portfolio	Three Months Ended
(in thousands)	31-Mar-10	31-Mar-09

Tenant improvements	$1,305	$1,374
Deferred leasing costs	5,566	162
Building improvements	380	465
	$7,251	$2,001

Square foot & leased percentages	March 31,	December 31,
	2010	2009

Owned portfolio of commercial real estate
Number of properties	32	32
Square feet	5,942,299	5,942,414
Leased percentage	85%	84%

Investments in non-consolidated commercial real estate
Number of properties	3	3
Square feet	1,995,041	1,995,041
Leased percentage	78%	78%

Single Asset REITs (SARs) managed
Number of properties	11	11
Square feet*	2,406,370	2,406,370
Leased percentage*	76%	91%

Total owned, investments & managed properties
Number of properties	46	46
Square feet*	10,343,710	10,343,825
Leased percentage*	82%	85%

*Excludes a property under construction with approximately 285,000 square feet.

The following table shows property information for our investments in non-consolidated REITs:

			Square	% Leased	% Interest
Single Asset REIT name	City	State	Feet	31-Mar-10	Held
FSP 303 East Wacker Drive Corp.	Chicago	IL	844,081	73.89%	43.7%
FSP Grand Boulevard Corp.	Kansas City	MO	532,453	90.03%	27.0%
FSP Phoenix Tower Corp.	Houston	TX	618,507	74.30%	4.6%
			1,995,041	78.32%

Franklin Street Properties Corp. Earnings Release
Supplementary Schedule F: Quarterly Information
(Unaudited)

(in thousands)
	Q1	Q2	Q3	Q4
Revenue:	2009	2009	2009	2009
Rental	29,818	29,254	31,702	31,300
Related party revenue:
Syndication fees	10	29	-	2,389
Transaction fees	28	514	1	1,537
Management fees and
interest income from loans	545	317	370	508
Other	18	18	19	6
Total revenue	30,419	30,132	32,092	35,740

Expenses:
Real estate operating expenses	7,280	7,144	7,752	8,646
Real estate taxes and insurance	4,829	4,686	5,364	4,349
Depreciation and amortization	7,914	10,225	8,801	9,353
Selling, general and administrative	2,008	2,127	2,243	2,513
Commissions	130	40	8	1,623
Interest	1,577	1,599	1,744	1,650
Total expenses	23,738	25,821	25,912	28,134

Income before interest income, equity
in earnings in non-consolidated REITs	6,681	4,311	6,180	7,606
Interest income	36	36	16	9
Equity in earnings in non-consolidated REITs	792	443	475	284

Income before taxes on income	7,509	4,790	6,671	7,899
Taxes on income	(299)	(75)	(270)	65

Income from continuing operations	7,808	4,865	6,941	7,834
Income from discontinued operations	-	-	-	-

Income before gain on sale of properties	7,808	4,865	6,941	7,834
Gain on sale of assets	-	-	-	424
Net income	$7,808	$4,865	$6,941	$8,258

FFO and FFO+GOS calculations:

Net income	$7,808	$4,865	$6,941	$8,258
(Gain) Loss on sale of assets	-	-	-	(424)
GAAP income from non-consolidated REITs	(792)	(443)	(475)	(301)
Distributions from non-consolidated REITs	1,615	1,523	1,119	1,371
Acquisition costs	-	248	391	4
Depreciation & amortization	8,707	11,216	9,561	10,167
Funds From Operations (FFO)	17,338	17,409	17,537	19,075
Plus gains on sales of assets	-	-	-	424
FFO+GOS	$17,338	$17,409	$17,537	$19,499

Franklin Street Properties Corp. Earnings Release
Supplementary Schedule G
Largest 20 Tenants – FSP Owned Portfolio
(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned portfolio based on leased square feet:

	As of March 31, 2010
					% of
	Tenant		Sq Ft	SIC Code	Portfolio
1	Noblis, Inc.		252,613	54	4.2%
2	CITGO Petroleum Corporation	(1)	248,399	29	4.2%
3	Tektronix Texas, LLC		241,372	73	4.1%
4	Burger King Corporation		212,619	58	3.6%
5	New Era of Networks, Inc. (Sybase)		199,077	73	3.4%
6	RGA Reinsurance Company		185,501	63	3.1%
7	Citicorp Credit Services, Inc.	(2)	176,848	61	3.0%
8	C.H. Robinson Worldwide, Inc.		153,028	47	2.6%
9	Geisecke & Devrient America, Inc.		135,888	73	2.3%
10	Murphy Exploration & Production Company		133,786	13	2.2%
11	Monsanto Company		127,778	28	2.2%
12	Vail Holdings, Inc. d/b/a Vail Resorts	(3)	121,913	79	2.1%
13	Northrop Grumman Systems Corporation		111,469	73	1.9%
14	Maines Paper & Food Service, Inc.		98,745	51	1.6%
15	Amdocs, Inc.		91,928	73	1.5%
16	County of Santa Clara		90,467	91	1.5%
17	Ober Kaler Grimes & Shriver		89,885	81	1.5%
18	International Business Machines Corp.		83,209	79	1.4%
19	Corporate Holdings, LLC		81,818	67	1.4%
20	Noble Royalties, Inc.		78,344	67	1.3%
	Total		2,914,687		49.1%

(1)
On January 20, 2010, the Company signed a new lease at a Houston, Texas property, for approximately 248,000 square feet of space with one of its tenants, CITGO Petroleum Corporation, effectively extending the lease expiration from February 29, 2012 to February 28, 2022.

(2)	The lease with Citicorp Credit Services, Inc. is guaranteed by Citigroup, Inc.
(3)	On March 22, 2010, the Company signed a lease for an additional 38,000 square feet of space with one of its tenants, Vail Holdings, Inc.

Franklin Street Properties Corp. Earnings Release
Supplementary Schedule H
Definition of Funds From Operations (“FFO”),
and FFO plus Gains on Sales (“FFO+GOS”)

The Company evaluates the performance of its reportable segments based on several measures including Funds From Operations (“FFO”) and FFO plus Gains on Sales (“FFO+GOS”) as management believes they represent important measures of activity and are an important consideration in determining distributions paid to equity holders.  The Company defines FFO as net income (computed in accordance with generally accepted accounting principles, or GAAP), excluding gains (or losses) from sales of property and acquisition costs of newly acquired properties that are not capitalized, plus depreciation and amortization, and after adjustments to exclude non-cash income (or losses) from non-consolidated or Sponsored REITs, plus distributions received from non-consolidated or Sponsored REITs.  The Company defines FFO+GOS as FFO as defined above, plus gains (or losses) from sales of properties and provisions for assets held for sale, if applicable.

FFO and FFO+GOS should not be considered as alternatives to net income (determined in accordance with GAAP), as indicators of the Company’s financial performance, nor as alternatives to cash flows from operating activities (determined in accordance with GAAP), nor as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs.  Other real estate companies may define these terms in a different manner.  We believe that in order to facilitate a clear understanding of the results of the Company, FFO and FFO+GOS should be examined in connection with net income and cash flows from operating, investing and financing activities in the consolidated financial statements.